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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     As independent certified public accountants, we hereby consent to the use of our report dated June 4, 1999 (except with respect to the matters discussed in Note 11, as to which the date is September 21, 1999) (and to all references to our Firm) included in or made part of the yesmail.com Registration Statement File No. 333-80137.


                                          ARTHUR ANDERSEN LLP

Chicago, Illinois

September 22, 1999